Exhibit 99.1

FOMO CORP. TO HOST INVESTOR MEETING; REPORTS CONTINUED STRONG GROWTH AND RAISES GUIDANCE

Chicago IL, August 29, 2022 - FOMO CORP. (US OTC: FOMC) will host an investor meeting at its SMARTsolution Technologies LP (https://smarterguys.com/) headquarters in Pittsburgh, PA on Friday, September 16, 2022.

Details are as follows:

SMARTsolution Technologies LP (Schwartz Building)

831 W North Ave.

Pittsburgh, PA 15233

(412) 390-0803

Main Conference Room
2:00pm – 3:00pm	Management Presentations
3:00pm – 4:00pm	Facility Tour, SMART Board Demonstrations
4:00pm – 6:00pm	Networking Event

The event will be recorded, and materials presented will be filed for Regulation FD Disclosure purposes with the SEC as required by regulation. Investors are urged to attend the meeting to see the success and progress of the business firsthand. Please RSVP to IR@fomoworldwide.com.

Strong Growth Continues; Guidance Raised

In the second quarter ended June 30, 2022, on a consolidated basis, the Company generated revenues of $2.6 million up $2.515 million or 2,959% from $85,000 during the same period in 2021. During the six months ended June 30, 2022, on a consolidated basis, the Company generated $3.9 million top line, up $3.65 million or 1,460% from $250,000 during the prior year’s same period. These first half numbers do not reflect contributions from SST for January - February of this year, as the acquisition closed February 28, 2022.

In the second quarter and continuing through this month, SST has turned operating cash flow positive, significantly improved its liquidity position, and enhanced its working capital profile. Backlog today is several million dollars, with equipment being delivered from January 2022 bookings and installations scheduled through November 2022. Total revenues through end of August, pro forma as if the SST acquisition closed January 1, 2022, are projected at greater than $6.0 million, putting FOMO on track to deliver 2022E pro forma consolidated revenues of $9-10 million (mid-point $9.5 million), higher than prior guidance of $8-10 million (mid-point $9.0 million). Guidance excludes the potential impact of mergers and acquisitions currently under analysis and negotiation, of which there can be no assurances of successful outcomes.

Vik Grover, CFA, CEO of FOMO CORP. said: “The smart board business is booming in K12, and now we will bring additional resources to bear on additional future growth opportunities in post-secondary education (colleges and universities), pro-, semi-pro and other sports franchises and leagues, judicial systems and courts, retail venues, conference centers, and more. When the global chip shortage ultimately works itself back to equilibrium, I see no reason why SST’s business cannot double or triple by cross-selling new products to our embedded base such as cleantech, edging out into adjacent markets such as eastern Pennsylvania, western Ohio, Michigan, New Jersey, and other markets, and executing M&A of like and synergistic businesses. Congrats to our teammates for such demanding work to get us here. Now it is time to move to the next level and go big.”

About SMARTSolution Technologies, LP

SMARTSolution Technologies, LP (https://smarterguys.com/), a wholly-owned subsidiary of FOMO CORP., is a Pittsburgh, PA–based audiovisual systems integration company that designs and builds presentation, teleconferencing and collaborative systems for businesses, educational institutions and other nonprofits organizations. SST is a leader in interactive display technologies for use in all types of curricula and has been providing interactive solutions to the education technology market for over 25 years.

About FOMO CORP.

FOMO CORP. (https://www.fomoworldwide.com/) is a publicly traded company focused on business incubation and acceleration. The Company invests in and advises emerging companies aligned with a growth mandate. FOMO is developing direct investment and affiliations - majority- and minority-owned as well as in joint venture formats - that afford targets access to the public markets for expansion capital as well as spin-out options to become their own stand-alone public companies.

Forward Looking Statements

Statements in this press release about our future expectations, including without limitation, the likelihood that FOMO CORP. will be able to meet minimum sales expectations, be successful and profitable in the market, bring significant value to FOMO CORP.’s stockholders, and leverage capital markets to execute its growth strategy, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and as that term is defined in the Private Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties and are subject to change at any time, and our actual results could differ materially from expected results. The Company undertakes no obligation to update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this statement or to reflect the occurrence of unanticipated events, except as required by law. FOMO’s business strategy described in this press release is subject to innumerable risks, most significantly, whether the Company is successful in securing adequate financing. No information in this press release should be construed in any form shape or manner as an indication of the Company’s future revenues, financial condition, or stock price.

FOMO Investor Contact

Investor Relations

(630) 708-0750
IR@fomoworldwide.com

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